FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

     This First Amendment dated February 19, 1997 to Purchase and Sale Agreement between ST. PAUL PROPERTIES, INC., a Delaware corporation ("Seller") and CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("Buyer").

                                 R E C I T A L S

A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated January 28, 1997 ("Purchase Agreement") wherein Seller has agreed to sell and Buyer has agreed to purchase that certain office project known as Alamo Towers in San Antonio, Texas as more fully described in the Purchase Agreement ("Real Property").

B. Seller and Buyer wish to acknowledge the expiration of the Inspection Period as defined in Section 3.5 of the Purchase Agreement and the waiver by Buyer of its rights to terminate under said Section 3.5 in connection with the Inspection Period, as well as an amendment to the amount of the Purchase Price and the resolution of certain other issues between the parties.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Recitals a Part Hereof. The Recitals set forth above shall be deemed a part of this Agreement and are hereby incorporated herein by reference.

2. Purchase Price. The reference to "Twelve Million One Hundred Eighty Thousand and No/100 Dollars ($12,180,000.00)" in the second and third lines of the first paragraph of Article 2 is hereby deleted in its entirety and replaced with the following language:

          "Twelve Million Two Thousand Three Hundred Seventy-Five and No/100 U.S. Dollars ($12,002,375.00)"

     Further, Section 2.3 of the Purchase Agreement is hereby amended by deleting the reference therein to "Eleven Million Nine Hundred Eighty Thousand and No/100 U.S. Dollars ($11,980,000.00)" and replacing the same with the following:

          "Eleven Million Eight Hundred Two Thousand Three Hundred Seventy-Five and No/100 U.S. Dollars ($11,802,375.00)"

3. Waiver of Inspection Period. By execution hereof, Seller and Buyer agree that, subject to the agreements herein set forth, the Inspection Period (as defined in Section 3.5 of the Purchase Agreement) has been terminated and that Buyer has waived all termination rights in connection with the Inspection Period. Accordingly, as more fully set forth in the Purchase Agreement, the Deposit, together with all accrued interest thereon, has become non-refundable as it pertain to any termination rights of Buyer with respect to the Inspection Period (including without regard to the existence of certain asbestos containing materials disclosed by Buyer's environmental reports and the default by tenant under the Allied Physicians lease (Suite E-900), which Buyer hereby acknowledges).


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4.   Allied Physicians Lease. Not later than three (3) business days prior to
     Closing (as defined in the Purchase Agreement), and as a further condition under Section 7.2 of the Purchase Agreement to Buyer's obligation to acquire the Real Property, Seller shall terminate that certain lease between Seller and Allied Physicians relative to Suite E-900 (the "Lease") and shall provide evidence reasonably satisfactory to Buyer of such termination. Moreover, Buyer and Seller agree that Buyer shall not assume any rights or obligations under the Lease pursuant to the Purchase Agreement, the Assignment and Assumption Agreement to be executed in connection with the Closing, or otherwise.

     Seller agrees to protect, defend, indemnify and hold Buyer and its representatives, agents and employees, and the officers, directors, shareholders, partners, representatives, agents and employees of each of them (collectively, the "Indemnitees") harmless from and against all losses, damages, claims, causes of action, liens, costs or expenses, including, without limitation, attorneys' fees and brokerage commissions, which at any time may be imposed upon and/or incurred by the Indemnitees arising from or in connection with the Lease or any dispute relating thereto.

5. Commissions. Clause (ii) of the third sentence of Section 9.1 of the Purchase Agreement is hereby amended by deleting the reference to "180,000.00" and replacing the same with "177,375.00".

6. All Other Provisions Unchanged. Except as expressly set forth in this First Amendment, all other provisions of the Purchase Agreement shall remain unchanged and in full force and effect.

7. Counterparts. This First Amendment to Purchase and Sale Agreement may be executed in one or more counterparts, each of which will be deemed an original, and the counterparts taken together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereinabove first written.


SELLER:                    ST. PAUL PROPERTIES, INC.,
                           a Delaware corporation


                           By: /s/ James C. Adams
                               ---------------------------
                                    James C. Adams
                           Its:     President


BUYER:                     CORPORATE REALTY INCOME FUND I, L.P.,
                           a Delaware corporation


                           By:  /s/ Robert F. Gossett, Jr.
                               ---------------------------
                                    Robert F. Gossett, Jr.
                           Its:     General Partner